UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 20, 2008
Date of Report (date of earliest event reported)
OMNITURE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-52076	87-0619936

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
550 East Timpanogos Circle
Orem, UT 84097
(Address of principal executive offices, including zip code)
(801) 722-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On August 20, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Omniture, Inc. (the “Company”) approved incentive bonus payouts to the following executive officers of the Company in the amounts set forth below:

Q2 FY2008
Incentive
Bonus Payout
Amount
Name and Principal Position	($)(1)
Joshua G. James	87,750.00
President and Chief Executive Officer

Michael S. Herring	36,562.50
Chief Financial Officer and Executive Vice President

Brett M. Error	5,242.91
Chief Technology Officer and Executive Vice President, Products

Christopher C. Harrington	9,111.56
President, Worldwide Sales and Client Services

John F. Mellor	3,355.46
Executive Vice President, Business Development and Corporate Strategy

(1)	Represents amounts to be paid based on achievement by the Company of certain sales bookings, non-GAAP revenue and non-GAAP earnings targets established by the Compensation Committee for the quarterly period ended June 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.

	By:	/s/ Michael S. Herring Michael S. Herring
Dated: August 25, 2008		Chief Financial Officer and Executive Vice President